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                                                                     EXHIBIT 99



CONTACTS:

Becky Yeamans, Juno Investor Relations
(212) 597-9274 or ir@support.juno.com

Gary Baker, Juno Public Relations
(212) 597-9005 or pr@support.juno.com

JUNO REPORTS 4 MILLION ACTIVE SUBSCRIBERS AND
STRONG BILLABLE SUBSCRIBER GROWTH


New York, NY (January 22, 2001) -- Juno Online Services, Inc. (Nasdaq: JWEB), one of the nation's largest Internet access providers, today reported strong growth in both active and billable subscribers during the fourth quarter of 2000.

The company's active subscriber base increased to 4.0 million in December 2000, up from 3.7 million in September. Juno's total registered subscriber base reached 14.2 million as of December 31, up from 12.8 million at September 30.

Juno's BILLABLE subscriber base grew to 842,000, a net increase of 92,000 during the fourth quarter - more than four times the billable subscriber growth the company reported in the preceding quarter. Migrations from Juno's free basic service to its billable premium services, which accounted for most of the growth in the fourth quarter, increased following the company's adoption of measures designed in part to encourage heavier users of the free service to modify their usage patterns or upgrade to a billable service.

"We are very pleased with our fourth quarter subscriber growth, particularly in light of our significantly reduced subscriber acquisition expenditures during the quarter," said Charles Ardai, Juno's president and chief executive officer. "We're especially pleased that most of our billable subscriber growth came from users of our free basic service choosing to upgrade to our billable premium services. We believe the multi-tiered service model and free-to-billable conversion strategy which has long been central to our business plan represents a model for the many Internet companies now seeking to diversify their revenue streams and reduce their reliance on advertising revenues."

         ABOUT JUNO

Juno Online Services, Inc. is one of the nation's leading Internet access providers, with 14.2 million total registered subscriber accounts as of December 31, 2000, and 4.0 million active subscribers during that month.

Founded in 1995, Juno provides multiple levels of service, including free basic Internet access, billable premium dial-up service, and (in certain markets) high-speed broadband access. The company's revenues are derived primarily from the subscription fees charged for its billable premium services, from the sale of advertising, and from various forms of electronic commerce.

For more information about Juno, visit www.juno.com/corp. To get a copy of the Juno software, go to www.juno.com or call 1-800-TRY-JUNO.

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STATEMENTS IN THIS PRESS RELEASE REGARDING JUNO ONLINE SERVICES, INC. THAT ARE
NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE SUCH STATEMENTS TO DIFFER MATERIALLY FROM ACTUAL FUTURE EVENTS OR RESULTS. ANY SUCH FORWARD-LOOKING STATEMENTS ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THE FOLLOWING FACTORS, AMONG OTHERS, COULD CAUSE JUNO'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN A FORWARD-LOOKING STATEMENT: LIMITED HISTORY OF OFFERING JUNO'S BILLABLE PREMIUM SERVICES AND FREE BASIC SERVICE IN ITS CURRENT FORM; HISTORY OF LOSSES; FAILURE TO RETAIN OR GROW JUNO'S SUBSCRIBER BASE; INCREASING COMPETITION FROM EXISTING OR NEW COMPETITORS; INABILITY TO SUSTAIN CURRENT LEVELS OF SUBSCRIBER ACQUISITION OR RETENTION; INABILITY TO SUCCESSFULLY MIGRATE FREE SUBSCRIBERS TO, OR TO RETAIN SUBSCRIBERS IN, JUNO'S BILLABLE PREMIUM SERVICES; RAPID TECHNOLOGICAL CHANGE; POSSIBLE UNAVAILABILITY OF FINANCING AS AND IF NEEDED; RISKS THAT JUNO MAY BE UNABLE TO DERIVE SIGNIFICANT REVENUES FROM THE SALE OF ADVERTISING, DUE TO MARKET CONDITIONS OR OTHER FACTORS; DEPENDENCE ON A LIMITED NUMBER OF PARTNERS AND VENDORS FOR THE PROVISION AND ROLL-OUT OF THE JUNO EXPRESS BROADBAND SERVICE; POSSIBLE INDUSTRY CONSOLIDATION; AND POTENTIAL FLUCTUATIONS IN QUARTERLY AND ANNUAL RESULTS. THIS LIST IS INTENDED TO IDENTIFY ONLY CERTAIN OF THE PRINCIPAL FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER. READERS ARE REFERRED TO THE REPORTS AND DOCUMENTS FILED BY JUNO WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE QUARTERLY REPORT ON FORM 10-Q FILED NOVEMBER 14, 2000, AND THE REGISTRATION STATEMENTS ON FORM S-3 FILED ON NOVEMBER 28, 2000, AS SUBSEQUENTLY AMENDED, FOR A DISCUSSION OF THESE AND OTHER IMPORTANT RISK FACTORS.